UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

_______________________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

_______________________________

Virginia (State or other jurisdiction of incorporation)	0-9881 (Commission File Number)	54-1162807 (IRS Employer Identification No.)

500 Shentel Way

P.O. Box 459

Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2021, Shenandoah Telecommunications Company (the “Company”) was notified that Chase L. Stobbe is resigning as Vice President and Chief Accounting Officer. Mr. Stobbe will remain in his position for a period not later than April 30, 2021 to assist in the orderly transition of his responsibilities. Mr. Stobbe, age 37, has served as the Company’s Vice President and Chief Accounting Officer since April 2019.

Effective upon Mr. Stobbe’s departure, James J. Volk, age 57, will assume the responsibilities of Chief Accounting Officer of the Company in addition to his existing responsibilities as the Company’s Senior Vice President and Chief Financial Officer. Mr. Volk has served as the Company’s Chief Financial Officer since June 2019. Prior to joining the Company, Mr. Volk served as Vice President, Finance and Investor Relations of Uniti Group Inc. from 2016 to 2018, and as Chief Financial Officer of PEG Bandwidth from 2012 to 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: March 18, 2021	/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President - Legal and General Counsel